                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report: September 23, 1998


                                  EXEL Limited
                             ---------------------
               (Exact Name of Registrant as Specified in Charter)


     Cayman Islands                 1-10804                      98-0191089
---------------------------        ------------              -------------------
State or Other Jurisdiction        (Commission                  IRS Employer
    Of Incorporation)              File Number)              Identification No.)



Cumberland House, 1 Victoria Street, Hamilton, Bermuda              HM 11
------------------------------------------------------            ----------
(Address of Principal Executive Offices)                          (Zip Code)


                                 (441) 292-8515
                             ---------------------
             (Registrant's telephone number, including area code)

This amends the Form 8-K filed on August 7, 1998 to provide financial statements and pro forma financial information.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Financial Statements of Business Acquired

          Independent Auditors' Report dated November 21, 1997 (i).

          Audited Financial Statements of Mid Ocean Limited and its subsidiaries:

               Consolidated Balance Sheets Years Ended October 31, 1997 and 1996 (ii).

               Consolidated Statements of Operations Years Ended October 31, 1997, 1996 and 1995 (ii).

               Consolidated Statements of Shareholders' Equity Years Ended October 31, 1997, 1996 and 1995 (ii).

               Consolidated Statements of Cash Flows Years Ended October 31, 1997, 1996, 1995 (ii).

               Notes to Consolidated Financial Statements (ii).

          Unaudited Financial Statements of Mid Ocean Limited and its subsidiaries:

               Consolidated Balance Sheets Six Months Ended April 30, 1998 and Year Ended October 31, 1997 (iii).

               Consolidated Statements of Operations for the Three Months Ended April 30, 1998 and 1997, and the Six Months Ended April 30, 1998 and 1997 (iii).

               Consolidated Statements of Cash Flows Six Months Ended April 30, 1998 and 1997 (iii).

               Notes to Consolidated Financial Statements (iii).

(i) The Independent Auditors' Report of KPMG Peat Marwick is incorporated by reference herein by reference to page 51 of Mid Ocean Limited's Annual Report on Form 10K/A for the year ended October 31, 1997 (Commission File Number 001-14336).

(ii) The Audited Financial Statements of Mid Ocean Limited, including the Notes thereto, are incorporated by reference to pages 28 through 50 of Mid Ocean Limited's Annual Report on Form 10K/A for the year ended October 31, 1997 (Commission File Number 001-14336).

(iii) The Unaudited Financial Statements of Mid Ocean Limited including the Notes thereto are incorporated by reference to Item 1 of Mid Ocean Limited's Quarterly Report on Form 10Q/A for the quarter ended April 30,1998 (Commission File Number 001-14336).

     (b) Unaudited Pro Forma Combined Condensed Financial Information

     The following unaudited pro forma condensed financial information gives effect to the Schemes of Arrangement (the "Arrangements") between EXEL Limited (which has been renamed "EXEL Holdings Limited") ("EXEL") and its shareholders and between Mid Ocean Limited ("Mid Ocean") and its shareholders. The Arrangements were consumated on August 7, 1998 and resulted in EXEL and Mid Ocean becoming wholly-owned subsidiaries of a new holding company. The unaudited pro forma condensed consolidated balance sheet as at May 31, 1998 gives effect to the arrangements as if they had occurred on that date. The unaudited pro forma condensed statements of income for the year ended November 30, 1997 and the six-month period ended May 31, 1998, respectively give effect to the arrangements as if they occurred on December 1, 1996. The unaudited pro forma condensed financial information does not purport to represent the financial position or operating results that would have been achieved had the Arrangements been consummated on those dates and should not be construed as projecting the future financial position or operating results of the combined entity. The following pro forma financial information does not reflect any projected revenue increases or cost savings. The pro forma adjustments are applied to the historical financial statements to account for, among other things, the Arrangements as a purchase as defined under U.S. generally accepted accounting principles ("GAAP") whereby the total purchase cost has been allocated to the assets and liabilities of Mid Ocean based on their fair values. Allocations are subject to valuation as of the date of acquisition based upon appraisals and other studies which are substantially complete. Accordingly, final allocations may be different from the amounts reflected herein. Although the actual financial statements may differ, the unaudited pro forma combined condensed financial statements and the pro forma adjustments reflect management's best estimates, and are based upon available information and certain assumptions that EXEL and Mid Ocean currently believe are reasonable in the circumstances.

     The unaudited pro forma combined condensed financial statements combines the historical balance sheets and statements of income of EXEL and Mid Ocean as at the dates indicated, including their respective subsidiaries and should be read in conjunction with the accompanying notes, the historical consolidated financial statements of EXEL as of and for the year ended November 30, 1997 and as of the six-month period ended May 31, 1998, and the historical statements of Mid Ocean as of and for the year ended October 31, 1997 and as of and for the six-month period ended April 30, 1998.

  7 (c)  EXHIBITS


Exhibit   Description
-------   -----------
 23.1     Consent of KPMG Peat Marwick.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (Unaudited)



                                                                As at May 31, 1998
                                           ------------------------------------------------------------
                                                          (in thousands of U.S. dollars)

                                               EXEL      Mid Ocean      Pro Forma              Pro Forma
                                           (Historical) (Historical)   Adjustments   Note 4     Combined
                                           -----------   ----------    -----------   ------    ---------
Total investments and cash                   5,077,079    1,802,985         5,841      (i)     6,885,905
Unquoted investments                            29,970       11,839         3,527      (a)        45,336
Investments in affiliates                      541,297            0      (376,791)     (b)       164,506
Insurance and reinsurance balances
  receivable (including reinsurance
  recoveries)                                  526,029      482,540        (7,817)     (c)     1,000,752
Prepaid reinsurance                            108,967       39,917        (1,741)     (c)       147,143
                                                                        1,264,729      (h)
Goodwill                                       260,843      108,781      (108,781)     (d)     1,525,572
Other assets                                   133,376      131,046           104      (c)       264,526
                                             ---------    ---------     ---------             ----------
Total assets                                 6,677,561    2,577,108       779,071             10,033,740
                                             =========   ==========     =========             ==========


Unpaid losses and loss expenses              2,452,289      546,772        (1,474)     (c)     2,997,587
Unearned premiums                              605,904      469,277        (1,240)     (c)     1,073,941
Loan notes                                     126,000       10,767       300,000      (g)       436,767
                                                                           (6,740)     (c)
Other liabilities and minority interest        686,539       98,500        62,749      (e)       841,048
                                             ---------    ---------     ---------             ----------
Total liabilities                            3,870,732    1,125,316       353,295              5,349,343
                                             ---------    ---------     ---------             ----------


Share capital and additional paid in                                    1,910,096      (g)
  capital                                      300,859      754,393      (754,393)     (f)     2,210,955
                                                                          (32,528)     (g)
Retained earnings                            2,255,346      689,657      (689,657)     (f)     2,222,818
Other shareholders' equity components          250,624        7,742        (7,742)     (f)       250,624
                                             ---------    ---------     ---------             ----------
Total shareholders' equity                   2,806,829    1,451,792       425,776              4,684,397
                                             ---------    ---------     ---------             ----------
Total liabilities and shareholders' equity   6,677,561    2,577,108       779,071             10,033,740
                                             =========    =========     ==========            ==========


This unaudited condensed pro forma financial information should be read in conjunction with the following explanatory notes.

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)

                                                         Year Ended November 30, 1997
                                         -------------------------------------------------------------
                                                         (in thousands of U.S. dollars)

                                             EXEL       Mid Ocean     Pro Forma            Pro Forma
                                         (Historical)  (Historical)  Adjustments   Note 4   Combined
                                         ------------  ------------  ------------  ------ ------------
Net premiums earned                           540,653       486,741         5,727    (c)     1,033,121
Net investment income                         216,552       103,429             0              319,981
Net realized gains on investments             335,939         9,603             0              345,542
Equity in net income of affiliates             65,882             0       (62,134)   (b)         3,748
Other income                                        0        19,598             0               19,598
                                           ----------     ---------     ---------           ----------
Total revenues                              1,159,026       619,371       (56,407)           1,721,990
                                           ----------     ---------     ---------           ----------
Losses and loss expenses                      365,325       216,171         5,918    (c)       587,414
Acquisition costs and administration
  expenses                                     98,665       141,970          (794)   (c)       239,841
Interest expense                                7,176             0        17,400    (g)        24,576
                                                                           31,618    (h)
Amortization of intangible assets               5,844         2,777        (2,777)   (d)        37,462
                                           ----------     ---------     ---------           ----------
Total expenses                                477,010       360,918        51,365              889,293
                                           ----------     ---------     ---------           ----------
Income before minority interest and           682,016       258,453      (107,772)             832,697
  income tax expense
Minority interest and income tax               (5,055)      (13,445)            0              (18,500)
                                           ----------     ---------     ---------           ----------
Net income                                    676,961       245,008      (107,772)             814,197
                                           ==========     =========     =========           ==========
Net income per share
  Basic                                    $     7.95                                       $     7.29
  Diluted                                  $     7.84                                       $     7.19

Weighted average shares outstanding (000's)
  Basic                                        85,120                                          111,699
  Diluted                                      86,296                                          113,245



  This unaudited condensed pro forma financial information should be read in conjunction with the following explanatory notes.

                         PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                              (Unaudited)

                                                        Six Months Ended May 31, 1998
                                           -------------------------------------------------------------
                                                        (in thousands of U.S. dollars)

                                               EXEL       Mid Ocean     Pro Forma              Pro Forma
                                           (Historical)  (Historical)  Adjustments   Note 4     Combined
                                           -----------   -----------   -----------   -------   ---------
Net premiums earned                           277,669       245,804         1,259      (c)       524,732
Net investment income                         117,980        54,393             0                172,373
Net realized gains on investments             137,492        25,907             0                163,399
Equity in net income of affiliates             34,935             0       (35,450)     (b)          (515)
Other income                                    4,145         9,545             0                 13,690
                                             --------      --------       -------               --------
Total revenues                                572,221       335,649       (34,191)               873,679
                                             --------      --------       -------               --------

Losses and loss expenses                      165,243       109,538           526      (c)       275,307
Acquisition costs and administration
  expenses                                     67,628        74,152           (91)     (c)       141,689
Interest expense                                3,650             0         8,700      (g)        12,350
                                                                           15,807      (h)
Amortization of intangible assets               6,677         3,746        (3,746)     (d)        22,484
                                             --------      --------       -------               --------
Total expenses                                243,198       187,436        21,196                451,830
                                             --------      --------       -------               --------

Income before minority interest and           329,023       148,213       (55,387)               421,849
  income tax expense
Minority interest and income tax               (3,051)       (4,843)            0                 (7,894)
                                             --------      --------       -------               --------
Net income                                    325,972       143,370       (55,387)               413,955
                                             ========      ========       =======               ========


Net income per share
  Basic                                      $   3.85                                           $   3.72
  Diluted                                    $   3.78                                           $   3.66

Weighted average shares outstanding (000's)
  Basic                                        84,603                                            111,182
  Diluted                                      86,193                                            113,142



          This unaudited condensed pro forma financial information should be read in conjunction with the following explanatory notes.

   NOTES TO THE UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL INFORMATION

1.   Basis of Presentation

     On March 16, 1998, the combination of EXEL (which has been renamed "EXEL Holdings Limited") and Mid Ocean was announced. The shareholders approved the Arrangements on August 3, 1998 and the Grand Court of Cayman approved the Arrangements on August 7, 1998. EXEL Limited (formerly EXEL Merger Company Ltd.) ("New EXEL") is the holding company for the new organization and the reinsurance operations of both companies was combined on August 7, 1998. The new combined organization will have assets in excess of $9 billion (taking into account the recent decline in the investment markets). The transaction, detailed in the joint proxy statement filed with the Securities and Exchange Commission on July 2, 1998 (hereby incorporated by reference), resulted in New EXEL issuing 1.0215 shares for each Mid Ocean share (other than Mid Ocean shares held by EXEL and its subsidiaries), subject to the cash election rights of the two companies' shareholders described therein. Prior to this transaction, EXEL owned approximately 25% of Mid Ocean Class A shares.

2.   Accounting for the Arrangements

     (a) The combination of EXEL and Mid Ocean is being accounted for under purchase accounting rules, in accordance with generally accepted accounting practice, whereby the total purchase cost is allocated to the assets and liabilities acquired based on their relative values at the date of acquisition, and the excess of that total purchase cost over the fair values is recorded as goodwill. The fair values ascribed to the individual assets and liabilities are based upon management studies and appraisals. The pro forma financial statements represent management's best estimate based on currently available information, and the differences are not expected to be material.

     (b) The historical components of Mid Ocean's shareholders' equity, including retained earnings, have been eliminated in accordance with purchase accounting practices.

     (c) The pro forma balance sheet also reflects the issue of New EXEL shares in exchange for Mid Ocean shares, net of shares acquired through the cash election process, resulting in additions to share capital and additional paid in capital. These New EXEL shares have been included in the calculation of pro forma net income per share.

     (d) Included in the pro forma income statements for the year ended November 30, 1997 and the six months ended May 31, 1998 is the financial information of Mid Ocean for the year ended October 31, 1997 and the six months ended April 30, 1998, respectively. No adjustments have been made to take account of these differing period ends as, in the opinion of management, any such adjustments would not be material.

3.   Allocation of Purchase Price Consideration:


The allocation of the purchase price is as follows:
Book value of net assets based upon historical Mid Ocean information                 $1,451,792
Increase in fair value of unquoted investments                                            3,527
Increase in cash and investments following exercise of options                            5,841
Liability established under liability and severance agreements                           (6,722)
Elimination of goodwill carried by Mid Ocean                                           (108,781)
                                                                                     ----------
Fair value of assets                                                                  1,345,657
Equity value of Mid Ocean assets already held                                          (376,791)
                                                                                     ----------
Fair value of share of net assets acquired by EXEL                                      968,866
Goodwill relating to acquisition                                                      1,264,729
                                                                                     ----------
                                                                                      2,233,595
                                                                                     ----------
The consideration for the arrangements is as follows:
Issue of new EXEL shares                                                              2,107,211
Issue of New EXEL options                                                                26,800
Mid Ocean shares purchased for cash                                                      85,607
Cost of acquisition                                                                      13,977
                                                                                     ----------
                                                                                      2,233,595
                                                                                     ----------

4.   Pro Forma Financial Statements

     The following adjustments have been made to present the financial information for the combined entities on a pro forma basis:

     (a) Restatement of the unquoted investments of Mid Ocean to estimated fair value.

     (b) Elimination of the equity investment by EXEL in Mid Ocean prior to this transaction.

     (c) Elimination of common reinsurance arrangements between EXEL and Mid Ocean.

     (d) The elimination of goodwill previously carried by Mid Ocean relating to the 1996 and 1997 acquisition of Brockbank.

     (e) Recording of the liability for costs of certain executives and employees of Mid Ocean arising on the change of control of the company and the liability for legal and accounting costs relating to the acquisition.

     (f) Elimination of the shareholders' equity of Mid Ocean as at assumed date of acquisition.

     (g) The issue of New EXEL shares net of shares acquired through the cash election. The cash elections were financed through $300 million of debt at a rate of 5.8%.

     (h) The recognition of the goodwill on acquisition, being the excess of the purchase price paid by New EXEL through the issue of shares over the fair value of the assets of Mid Ocean. Amortization of goodwill arising on the acquisition on a straight-line basis over 40 years.

     (i) Receipt of option proceeds resulting from the exercise of options subsequent to the reported date.

5.   Future Cost Savings and Non-Recurring Costs

          New EXEL anticipates realizing future cost savings relating to the elimination of duplicate facilities and corporate overheads. These anticipated cost savings have not been reflected in the unaudited pro forma financial information as there can be no assurance that they will be realized in the expected amounts or in the time frames anticipated by management. The amounts are not expected to be material. Similarly, anticipated non-recurring exit costs incurred relating to duplicate business areas have not been reflected in the pro forma statement of income.

6.   Share Options of Mid Ocean

          Mid Ocean's 1993 Long-Term Incentive and Share Award Plan and certain employment agreements of Mid Ocean provide that (unless otherwise agreed to by the employee) all grants of restricted shares and options vest immediately upon a Change of Control (as defined herein), rather than over the original vesting period defined when the options were granted. All outstanding Mid Ocean options were replaced at the time of consummation of the Arrangements by fully vested and exercisable (unless otherwise agreed by the holders thereof) options to acquire New EXEL shares, with appropriate adjustments to reflect the exchange ratio. Each Mid Ocean share purchased through the exercise of a Mid Ocean option prior to the consummation of the Arrangements was converted to 1.0215 New EXEL shares, as provided in the Agreement. Options exercised prior to the consummation totaled 184,000 shares with proceeds of $5.8 million.

          The remaining options that were not exercised were converted into options of the New EXEL. The fair value of those options of $26.8 million has been accounted for as part of the purchase consideration.

7.   Cash Election

     EXEL shareholders and Mid Ocean shareholders were provided the opportunity to make a cash election, whereby their entitlement to New EXEL shares would be satisfied by the payment to them of cash rather than by the issue of New EXEL shares, up to an aggregate of $300 million. The subscription was taken up as follows:

                                                              EXEL                    Mid Ocean
                                                          ------------               -----------
Available funds                                           $204,000,000               $96,000,000
Average price                                                 81.23125                  81.23125
Exchange ratio                                                 1.00000                   1.02150
Effective price per share                                     81.23125                  82.97772

Maximum allowed shares                                       2,511,349                 1,156,937

Number of shares subscribing cash                            3,391,148                 4,906,430
Acceptance ratio                                                74.056%                   23.580%

8.   Severance Payments

     Included in the liability established for severance agreements as described in note 4(e) are amounts of $3.5 million and $1.4 million representing severance payments to Messrs. Newhouse and Butt.